                                                                 Exhibit 23.1(d)


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 7, 1999, included in TMP Worldwide Inc.'s Registration Statement File No. 333-82531 and included in TMP Worldwide Inc.'s Form 8-K dated December 1, 1999, and to all references to our firm included in this registration statement.

                                              Arthur Andersen LLP


Tampa, Florida
December 15, 1999